EXHIBIT 10.5(a)
Amended and Restated Employee Severance Compensation Plan of Flushing Savings Bank, FSB


                      EMPLOYEE SEVERANCE COMPENSATION PLAN
                                       OF
                           FLUSHING SAVINGS BANK, FSB

              (Amended and restated effective as of July 18, 2000)


         1. PURPOSE.  The purpose of this Employee  Severance  Compensation Plan
            -------
(the "Plan") is to provide an equitable measure of compensation for eligible employees of Flushing Savings Bank, FSB (the "Bank") or Flushing Financial Corporation (the "Holding Company") whose employment has been terminated within one year after a Change of Control.

         2.       DEFINITIONS.
                  -----------

                  (a) "Cause" means intentional engagement in dishonest conduct, insubordination, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties, or commission of an act which would constitute a felony.

                  (b)      "Change of Control" means:
                            -----------------

                             (i) the acquisition of all or substantially all of the assets of the Bank or the Holding Company by any person or entity, or by any persons or entities acting in concert;

                             (ii) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or the Holding Company or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors of the Bank or the Holding Company as of the Effective Date of the Conversion and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

                             (iii) the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act"), or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Holding Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

                             (iv)  approval by the  stockholders  of the Bank or
         the Holding Company of an agreement providing for the merger or consolidation of the Bank or the Holding Company with another corporation where the stockholders of the Bank or the Holding Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

                  (c) "Effective Date of the Conversion" means the day on which the conversion of the Bank from the mutual to capital stock form of ownership becomes effective.

                  (d) "Disability" means termination under circumstances in which the employee would qualify for disability benefits under one or more disability programs maintained by the Holding Company or the Bank.

                  (e) "Good Reason" means a reduction by the Bank or the Holding Company in the employee's Pay, as in effect immediately prior to a Change of Control.

                  (f) "Pay" means the regular hourly wage of an employee or, if the employee is salaried, the annual base salary of the employee, as in effect immediately prior to a Change of Control, and does not include in either case overtime, bonuses, or other premium wage payments.

         3.       ELIGIBILITY.      An employee shall be eligible to receive the
                  -----------
severance payment described in Section 4 of this Plan if:

                  (a) the employee was employed by the Bank or the Holding Company immediately prior to a Change of Control,

                  (b) the employee is not a party to an employment agreement nor a special termination agreement with the Bank or the Holding Company on the date of termination of the employee's employment,

                  (c) the employee completed at least one year of service with the Bank or the Holding Company prior to termination of the employee's employment,

                  (d) the employee's employment was terminated within one year following a Change of Control, and

                  (e) the employee's employment was terminated (i) by the Bank or the Holding Company other than by reason of the death, or Disability of the employee and other than for Cause, or (ii) by the employee for Good Reason.

         4.       BENEFITS.
                  --------

                  (a) Employees eligible pursuant to Section 3 shall be entitled to receive from the Bank a cash lump sum severance payment equal to two weeks of Pay for each full year of continuous service completed with the Bank or the Holding Company or any predecessor of the Bank, up to a maximum benefit of 26 weeks of Pay.

                  (b) The severance payment described above in paragraph (a) shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options, or other benefits which may be owed to the employee following termination.

                  (c) No employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Bank becomes obligated to make under this Plan, and amounts to be paid to an employee pursuant to this Plan shall not be reduced by reason of the employee's obtaining other employment or receiving similar payments or benefits from another employer.

         5.       WITHHOLDING.  The Bank shall have the right to deduct from all
                  -----------
payments under this Plan any taxes required by law to be withheld from such payments.

         6. NO RIGHT TO  EMPLOYMENT.  Nothing in this Plan shall be construed as
            -----------------------
giving any person the right to be retained in the employment of the Bank or the Holding Company, nor shall it affect the right of the Bank or the Holding Company to terminate an employee's employment with or without Cause.

         7.   AMENDMENT AND TERMINATION.  The Board of Directors of the Bank may
              -------------------------
amend or terminate this Plan at any time prior to a Change of Control. This Plan may not be amended or terminated at any time after a Change of Control in any manner adverse to an employee without the consent of such employee.

         8.   NONASSIGNABILITY.  Benefits under this Plan may not be assigned by
              ----------------
the employee. The terms and conditions of this Plan shall be binding on the successors and assigns of the Bank.

         9. SEVERABILITY.  In the event that any provision of this Plan shall be
            ------------
held to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         10.   CONSTRUCTION.  The Board of Directors of the Bank shall have sole
               ------------
and full authority to interpret and construe this Plan. Any such interpretation or construction shall be final and conclusive.

         11.      GOVERNING LAW.  This Plan shall be governed by the laws of the
                  -------------
State of New York, without reference to conflicts of law principles.

         12.      GUARANTEE.  The Holding Company shall guarantee the payment by
                  ---------
the Bank of any benefits to which an employee is entitled under this Plan.

         13.   EFFECTIVE DATE.  This Plan shall be effective as of the Effective
               --------------
Date of the Conversion.